As filed with the Securities and Exchange Commission on December 8, 2008.
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREEN CHINA RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

29 Level, Central Plaza
381 Huai Hai Zhong Road, Shanghai, China	200020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-151842
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, No par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of the Combined Company Securities Following the Stock Purchase” in the registration statement on Form S-4, at pages 187-190 (File No. 333-151842).  This information is incorporated herein by reference.

Item 2.         Index to Exhibits.

*3.1	Memorandum of Association
*3.2	Articles of Association
*4.1	Specimen Common Stock Certificate
*4.2	Specimen Warrant Certificate
**4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

* Incorporated by reference from Registration Statement on Form S-4, as amended (File No. 333-151842), which was initially filed with the Securities and Exchange Commission on June 23, 2008.

** Incorporated by reference from Registration Statement 333-127093, dated November 10, 2004 (Exhibit 4.5).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREEN CHINA RESOURCES, INC.

Date: December 8, 2008	By:	/s/ David Y. Chen
David Y. Chen
President